Exhibit 99.6

FOR IMMEDIATE RELEASE

EDGEN/MURRAY, L.P., A JEFFERIES CAPITAL PARTNERS

PORTFOLIO COMPANY, ACQUIRES

MURRAY INTERNATIONAL METALS

Baton Rouge, LA and Edinburgh, Scotland—December 21, 2005 (Business Wire)—Edgen/Murray, L.P. completed its previously announced acquisition of Murray International Metals Limited (“MIM UK”) and in a related transaction, Edgen Corporation (“Edgen”), a subsidiary of Edgen/Murray, L.P., completed its previously announced acquisition of Murray International Metals, Inc. (“MIM US”).

Dan O’Leary, Chief Executive Officer of Edgen and Chief Executive Officer of the general partner of Edgen/Murray, L.P., stated, “We are very excited about these transactions and have positioned ourselves as a global business supplying specialty steel pipe, pipe components, structural sections and plate products for the oil and gas, process, and power generation industries. With over 25 worldwide locations and established preferred long term vendor relationships in our primary markets, we deliver a full range of specialty steel products to a diverse customer base that includes more than 3,000 customers.”

“We will continue providing strong customer service with a focus on expanding our products and services globally to long-standing customers capitalizing on opportunities in the midstream and downstream sectors,” stated Mr. O’Leary. “We also expect to develop new customers in key geographical areas targeted for economic growth including Europe, West Africa, the Caspian Region, the Middle East, Asia and the Pacific Rim markets. These sales growth efforts will be supported by a dedicated experienced sales force, an extensive distribution network, and a proven management leadership team. The business leadership team of MIM UK will be led by Ken Cockburn, Managing Director. Mr. Cockburn has been Managing Director of MIM UK since 1991 and has overseen a more than threefold increase in revenue and significant geographical expansion during his tenure.”

About Edgen Corporation

Edgen is a leading global distributor of specialty steel pipe, fittings and pipe components for use in niche applications, primarily in the oil and gas, processing and power generation industries. The products Edgen distributes are highly specialized and are used in environments that require high performance characteristics, such as the ability to withstand highly corrosive or abrasive materials, extremely high or low temperatures, or high-pressure. These products are principally used in maintenance and repair projects as well as expansions of infrastructure and development projects. Edgen operates in 18 locations, including 16 in the United States, and two in Canada. Additional information may be obtained from Edgen’s website at www.edgencorp.com.

About Murray International Metals Limited

MIM UK is a distributor of structural steel products for use in niche applications, primarily to the offshore oil and gas industry. MIM UK distributes primarily high grade steel tubes, plates and sections used in the construction of offshore drilling rigs, drilling and production platforms and well heads. These products are principally used in the oil and gas exploration and production industry, including continued shallow water development, the rapid expansion of deep and ultra-deepwater activity and increased development within remote and challenging environments. Additional information may be obtained from Murray International Metals’ website at www.murray-metals.com.

Forward-Looking Statements: This press release contains forward-looking statements. The forward-looking statements are based on Edgen’s current expectations and beliefs concerning future developments and their potential effects on Edgen. There can be no assurance that future developments affecting Edgen will be those anticipated by Edgen. These forward-looking statements involve a number of risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied in the forward-looking statements. Important factors that could cause the statements made to differ include Edgen’s ability to successfully integrate the operations of MIM US into Edgen’s operations. Other important factors are discussed under the caption “Forward-Looking Statements” in Edgen’s registration statement on Form S-4 (File No. 333-124543) filed on June 14, 2005 and in subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Edgen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Edgen Corporation, Baton Rouge, LA

David L. Laxton, III, 225-756-9868